Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On February 14, 2020 (the “Closing Date”), Alta Equipment Group Inc. (formerly known as B. Riley Principal Merger Corp.), a Delaware corporation (the “Company”), consummated its acquisition of Alta Equipment Holdings, Inc., a Michigan corporation (“Alta”), pursuant to the Agreement and Plan of Merger, dated as of December 12, 2019 (the “Merger Agreement”), by and among the Company, BR Canyon Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Alta and Ryan Greenawalt. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

In connection with the closing of the Business Combination (the “Closing”), the Company changed its name from “B. Riley Principal Merger Corp.” to “Alta Equipment Group Inc.”

On February 11, 2020, the Business Combination was approved by the stockholders of the Company at the special meeting in lieu of the 2020 annual meeting of stockholders of the Company (the “Special Meeting”). The Business Combination was completed on February 14, 2020. In connection with the Business Combination, 1,049,036 shares of the Company’s common stock were redeemed at a per share price of approximately $10.14. Upon the Closing, the Company had 29,511,359 shares of common stock outstanding, 16,884,213 of which were held by non-affiliates of the Company.

For purposes of the unaudited pro forma condensed combined financial information, the aggregate consideration for the Business Combination was $404,000,000, consisting of (i) the Company’s pay off of Alta’s existing gross debt in the amount of $285 million, (ii) approximately $43 million in cash and (iii) an aggregate of 7,600,000 shares of common stock valued at $10.00 per share issued to Alta’s equityholders, which include Mr. Greenawalt (the “Holders”).(1)

Immediately prior to the closing, pursuant to the forward purchase agreement, dated as of April 8, 2019 (the “Forward Purchase Agreement”), by and between the Company and B. Riley Principal Investments, LLC (“BRPI”), the Company issued to BRPI 2,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $25,000,000, plus 1,250,000 warrants.

Immediately prior to the Closing, pursuant to subscription agreements (the “Subscription Agreements”) with institutional and accredited investors (the “PIPE investors”), the Company (i) issued to the PIPE investors an aggregate of 3,500,000 shares of common stock for $10.00 per share, for an aggregate purchase price of $35,000,000, plus an additional 178,947 shares of common stock (the “inducement shares”), and (ii) transferred to the PIPE investors an aggregate of 1,275,000 warrants (the “inducement warrants”). In connection therewith, B. Riley Principal Sponsor Co., LLC (the “Sponsor”) forfeited 178,947 shares of common stock to the Company for cancellation for no consideration and BRPI and the Sponsor transferred an aggregate of 1,275,000 warrants to the Company for no consideration.

In addition, immediately prior to the Closing, the Sponsor forfeited to the Company for cancellation for no consideration an aggregate of an additional 1,470,855 shares of common stock.

Introduction

The following unaudited pro forma condensed combined financial statements of the Company present the combination of the financial information of the Company, Alta, Northland Industrial Truck Co. (“NITCO”), Liftech Equipment Companies, Inc. (“Liftech”) and FlaglerCE Holdings, LLC (“Flagler”), adjusted to give effect to the Business Combination, the equity financing provided by the forward purchase agreement, the subscription agreements with the PIPE investors and the backstop agreement (collectively, the “equity financing”), and the debt financing (as defined below). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

In connection with the Business Combination and as a condition under the Merger Agreement, the Company entered into credit agreements on February 3, 2020, which are effective upon the closing of the Business Combination (the “debt financing”), for the purpose of financing the repayment of Alta’s existing net debt, a portion of the consideration payable under the Merger Agreement, costs and expenses incurred by the parties in connection with the Business Combination and general corporate expenditures. The credit facilities are comprised of a second lien note purchase agreement in an aggregate principal amount of $155 million and an asset based loan revolving credit facility in an aggregate principal amount of up to $300 million, with $115 million drawn on upon consummation of the Business Combination.

(1)	At closing aggregate consideration was $403 million and existing gross debt pay off of $284 million.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2019 assumes that the Business Combination, equity financing and debt financing occurred on September 30, 2019. The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 gives pro forma effect to the Business Combination, equity financing and debt financing as if they had been completed on January 1, 2018.

In addition, the following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 gives pro forma effect to the acquisition by Alta of NITCO that closed on May 1, 2019 as if it had been completed on January 1, 2018.

Further, the following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 and for the nine months ended September 30, 2019 gives pro forma effect to the acquisitions by Alta of Liftech and Flagler that closed on February 14, 2020 as if such acquisitions had been completed on January 1, 2018, while the following unaudited pro forma condensed combined balance sheet as of September 30, 2019 gives pro forma effect to such acquisitions as if they had been completed on September 30, 2019.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

This information has been developed from and should be read together with Alta’s, NITCO’s, Liftech’s and Flagler’s audited and unaudited financial statements and related notes incorporated by reference, the sections of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 23, 2020 titled “Alta’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference, and other financial information incorporated by reference. The financial information as of and for the nine months ended September 30, 2019, and for the year ended December 31, 2018 was derived from the unaudited and audited financial statements and related notes included in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 23, 2020. The information related to the Company should be read together with the section of the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on January 23, 2020 titled “BRPM’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Business Combination is accounted for under the scope of the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Alta has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	Ryan Greenawalt, the sole owner and CEO of Alta, is expected to have the largest minority interest of the combined company,

●	Ryan Greenawalt will serve as a member of the board of directors of the combined company, together with two individuals designated by him,

●	Alta’s senior management will comprise the senior management of the combined company,

●	The relative size of Alta compared to the Company; and

●	Alta’s operations will comprise the ongoing operations of the combined company.

ASC 805 provides that in identifying the acquiring entity in a transaction effected through an exchange of equity interests, all pertinent facts and circumstances must be considered, including: the relative voting rights of the stockholders of the constituent companies in the combined company; the existence of a large minority voting interest in the combined entity (if no other owner or organized group of owners has a significant voting interest); the composition of the board of directors and senior management of the combined company; the relative size of each company; and the terms of the exchange of equity securities in the transaction, including payments of any premium. The preponderance of the evidence discussed above supports the conclusion that Alta is the accounting acquirer in the Business Combination. Under this method of accounting, the Company will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of Alta issuing stock for the net assets of the Company, accompanied by a recapitalization. The net assets of the Company will be stated at historical cost, with no goodwill or other intangible assets recorded.

Description of the Business Combination

The Company paid off the existing gross debt of Alta (approximately $285 million), and Alta’s equity holders, which include Greenawalt, received aggregate consideration with a value equal to $119 million, which consisted of (i) $43 million in cash and (ii) $76 million of shares of our common stock, or 7,600,000 shares valued at $10.00 per share.

In the Business Combination, Merger Sub merged with and into Alta, the separate corporate existence of Merger Sub ceased, and Alta became a wholly-owned subsidiary of BPRM. Upon the Closing, the Company changed its name to “Alta Equipment Group Inc.”

Financing for the Business Combination and for related transaction expenses consisted of:

(i)	$135.1 million of proceeds from the Company’s IPO on deposit in the trust account (plus any interest income accrued thereon since the IPO), net of any redemption of shares of Class A common stock in connection with the Business Combination;

(ii)	$25 million of proceeds from the forward purchase agreement with BRPI or its designees;

(iii)	$35 million of proceeds from the subscription agreements with the PIPE investors;

(iv)	Amounts drawn under the credit facilities received in the debt financing; and

(v)	$76 million of rollover equity from the Holders.

The unaudited pro forma condensed combined financial information has been prepared after giving effect to the Business Combination, and the redemption rights exercised by the Company’s public stockholders, where 1,049,036 public shares were redeemed.

ALTA EQUIPMENT GROUP, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

September 30, 2019

	Historical as of September 30, 2019	Alta Pro Forma September 30, 2019
(in thousands, except for per share data)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined (1)	Pro Forma Adjustments For Equity Offering	Note	As Adjusted for Equity Offering	Pro Forma Adjustments	Note	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$983	$2,141	$35,000	(1)	$63,124			$20,506
			25,000	(2)		135,126	(3)
						(52,092)	(4)
						(17,870)	(5)
						(13,000)	(6)
						(94,782)	(7)
Accounts receivable, net	-	118,170	-		118,170			118,170
Inventories, net	-	187,279	-		187,279			187,279
Prepaid expenses and other Current Assets	149	6,848	-		6,997			6,997
Total current assets	1,132	314,438	60,000		375,570	(42,618)		332,952
PROPERTY AND EQUIPMENT, NET		253,895			253,895			253,895
OTHER ASSETS
Cash held in Trust Account	145,402	-			145,402	(145,402)	(3)	-
Buyback residual assets, net of current portion	-	735	-		735	-		735
Goodwill, net	-	31,620	-		31,620	-		31,620
Intangible assets, net	-	1,624	-		1,624	-		1,624
Other assets	-	2,000	-		2,000	-		2,000
Total other assets	145,402	35,979	-		181,381	(145,402)		35,979
TOTAL ASSETS	146,534	604,312	60,000		810,846	(188,020)		622,826
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Income taxes payable	280	-	-		280	-		280
Note payable - related party	70	-	-		70	-		70
Lines of credit and floor plans	-	314,775	-		314,775	(85,457)	(4)	229,318
Current portion of long-term debt	-	8,694	-		8,694	19,488	(4)	28,182
Accounts payable	280	38,108	-		38,388	-		38,388
Deferred revenue	-	3,914	-		3,914	-		3,914
Customer deposits	-	4,643	-		4,643	-		4,643
Accrued expenses	-	17,941	-		17,941	-		17,941
Other current liabilities	-	8,660	-		8,660	-		8,660
Total current liabilities	630	396,735	-		397,365	(65,969)		331,396
LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	-	85,756	-		85,756	47,540	(4)	133,296
Capital lease obligations, net of current portion	-	1,626	-		1,626	-		1,626
Buyback residual obligations, net of current portion	-	750	-		750	-		750
Lease Liability, long-term	-	2,336	-		2,336	-		2,336
GPO Lease Liability - Residual	-	8,417	-		8,417	-		8,417
Deferred tax liabilities	-	-	-		-	10,672	(8)	10,672
Other liabilities	-	869	-		869	-		869
Warrant liability	-	30,000	-		30,000	(30,000)	(4)	-
Total long-term liabilities	-	129,754	-		129,754	28,212		157,966
Total Liabilities	630	526,489	-		527,119	(37,757)		489,362
Common stock	140,905	-	-		140,905	(10,276)	(3)	130,629
STOCKHOLDERS’ (DEFICIT) EQUITY
Preferred stock	-	-			-			-
Treasury stock	-	-			-			-
Additional paid-in capital	3,955	93,975	35,000	(1)	157,930	(10,672)	(8)	39,476
			25,000	(2)		(13,000)	(6)
	-	-	-		-	(94,782)	(7)	-
Retained earnings (deficit)	1,044	(14,582)	-		(13,538)	(3,663)	(4)	(17,201)
	-		-		-	(17,870)	(5)	(17,870)
Members’ equity	-	(1,570)	-		(1,570)	-		(1,570)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	145,904	77,823	60,000		283,727	(150,263)		133,464
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	146,534	604,312	60,000		810,846	(188,020)		622,826

(1)	Refer to Note 3(a) for lower-lever pro forma balance sheet adjustments made to Alta.

ALTA EQUIPMENT GROUP, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Historical for
	the nine
	months ended
	September 30,
	2019
(in thousands, except share and per share amounts)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined (1)	As Adjusted for Equity Offering	Pro Forma Adjustments	Note	Pro Forma Combined
Revenues:
New, used and rental equipment sales	-	324,949	324,949	-		324,949
Parts sales	-	95,156	95,156	-		95,156
Service revenue	-	96,168	96,168	-		96,168
Rental Revenue	-	88,413	88,413	-		88,413
Total Revenue	-	604,686	604,686	-		604,686

Cost of revenues:
New, used and rental equipment sales	-	288,277	288,277	-		288,277
Parts sales	-	63,485	63,485	-		63,485
Service revenue	-	35,441	35,441	-		35,441
Rental revenue	-	13,587	13,587	-		13,587
Rental depreciation	-	46,104	46,104	-		46,104
Total Cost of revenue	-	446,894	446,894	-		446,894

Gross profit	-	157,792	157,792	-		157,792

General and administrative expenses	321	137,896	138,217	(63)	(1)	138,154
Depreciation expense	-	2,974	2,974	-		2,974
Total general and administrative expenses	321	140,870	141,191	(63)		141,128

Income from operations	(321)	16,922	16,601	63		16,664

Other income (expense)
Interest income (expense)	1,654	(17,719)	(16,065)	1,629	(2)	(14,436)
Other income	-	1,628	1,628	-		1,628
Other expense	-	(24)	(24)	-		(24)
Gain on sale of assets	-	33	33	-		33
Change in fair market value of warrants	-	(28,272)	(28,272)	-		(28,272)

Total other expense	1,654	(44,354)	(42,700)	1,629		(41,071)

Provision for income taxes	(280)	-	(280)	6,499	(3)	6,219
Net income (loss)	$1,053	$(27,432)	$(26,379)	$8,191		$(18,188)

Weighted average common shares outstanding basic and diluted	3,952,025					29,511,359	(4)

Net income (loss) per share - basic and diluted	(0.05)					(0.62)	(4)

(1)	Refer to Note 3(e) for lower-lever pro forma statement of operations adjustments made to Alta.

ALTA EQUIPMENT GROUP, INC.

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2018

	Historical for the year ended December 31, 2018
(in thousands, except share and per share amounts)	BRPM	Alta Equipment Holdings, Inc. Pro Forma Combined (1)	As Adjusted for Equity Offering	Pro Forma Adjustments	Note	Pro Forma Combined

New, used and rental equipment sales	$-	$399,566	$399,566	$-		$399,566
Parts sales	-	119,600	119,600	-		119,600
Service revenue	-	112,660	112,660	-		112,660
Rental Revenue	-	99,533	99,533	-		99,533
Net revenue	-	731,359	731,359	-		731,359

Cost of revenues:
New, used and rental equipment sales	-	343,745	343,745	-		343,745
Parts sales	-	79,979	79,979	-		79,979
Service revenue	-	38,456	38,456	-		38,456
Rental revenue	-	17,525	17,525	-		17,525
Rental depreciation	-	56,850	56,850	-		56,850
Cost of revenue	-	536,555	536,555	-		536,555

Gross profit	-	194,804	194,804	-		194,804

General and administrative expenses	-	163,566	163,566	(28)	(1)	163,538
Depreciation expense	-	5,022	5,022	-	-	5,022
Total general and administrative expenses	-	168,588	168,588	(28)	-	168,560

Income from operations	-	26,216	26,216	28		26,244

Other income (expense)
Interest income (expense)	-	(20,407)	(20,407)	(646)	(2)	(21,053)
Other income	-	2,248	2,248	-		2,248
Change in fair market value of warrants	-	(400)	(400)	-		(400)
Total other expense	-	(18,559)	(18,559)	(646)		(19,205)

Provision for income taxes	(1)	-	(1)	(1,874)	(3)	(1,875)

Net income (loss)	$(1)	$7,657	$7,656	$(2,493)		$5,164

Weighted average common shares outstanding basic and diluted	3,125,000					29,511,359

Net income (loss) per share - basic and diluted	(0.00)					0.17	(4)

(1)	Refer to Note 4(a) for lower-lever pro forma statement of operations adjustments made to Alta.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 — Description of the Business Combination

Basis of presentation

The historical financial information has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Company’s historical results reflect the audited consolidated statement of operations for the year ended December 31, 2018, unaudited condensed balance sheet as of September 30, 2019 and unaudited condensed statement of operations for the nine-months ended September 30, 2019 under GAAP. Alta’s historical results reflect their audited consolidated statement of operations for the year ended December 31, 2018, unaudited condensed balance sheet as of September 30, 2019 and unaudited condensed statement of operations for the nine-months ended September 30, 2019 under GAAP. NITCO’s historical results reflect the audited consolidated statement of income for the year ended October 31, 2018 and unaudited condensed statement of income for the 4-months ended February 28, 2019. As the acquisition with NITCO closed on May 1, 2019, Alta’s September 30, 2019 statement of operations includes the operations of NITCO for the 5-months ended September 30, 2019. Therefore, in order to provide a full nine-months of operations, the four months ended February 28, 2019 has been included. As NITCO has a different fiscal year end (October 31st), the period from March 1, 2019 through April 30, 2019 is excluded from the pro forma condensed combined statements of operations. An unaudited condensed consolidated balance sheet is not reflected in the pro forma condensed combined balance sheet as the transaction with Alta closed on May 1, 2019 and is therefore reflected in Alta’s consolidated balance sheet as of September 30, 2019.

On February 14, 2020, Alta acquired both Liftech and Flagler. The historical results of both companies reflect their audited consolidated statements of income for the year ended December 31, 2018, unaudited condensed consolidated balance sheets as of September 30, 2019 and unaudited condensed consolidated statements of income for the nine-months ended September 30, 2019.

Description of the Business Combination

As previously mentioned, Alta Equipment Group Inc. (formerly known as B. Riley Principal Merger Corp.), a Delaware corporation (the “Company”), consummated its previously announced acquisition of Alta Equipment Holdings, Inc., a Michigan corporation (“Alta”), on February 14, 2020 (the “Closing Date”), pursuant to the Agreement and Plan of Merger, dated as of December 12, 2019 (the “Merger Agreement”), by and among the Company, BR Canyon Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Alta and Ryan Greenawalt. The transactions contemplated by the Merger Agreement are referred to herein as the “Business Combination.”

Under applicable accounting standards, Alta will be the accounting acquirer in the Business Combination, which will be treated as a reverse recapitalization. Accordingly, the accounting for the transaction is similar to that of a capital infusion to Alta. Net assets of the Company will be stated at historical cost, with no goodwill or intangible assets recorded.

The following table sets forth the net assets of the Company as of September 30, 2019 (in thousands):

Cash	$983
Prepaid expenses and other current assets	149
Cash held in Trust Account	145,402
Payable to a related party	(70)
Income taxes payable	(280)
Accounts payable	(280)
Net assets acquired	$145,904

For purposes of the unaudited pro forma condensed combined financial information, the table below represents the sources and uses of funds as it relates to the Business Combination:

Sources and Uses (in thousands)

Sources		Uses
BRPM Cash Held in Trust(1)	$135,126	Pay down of Existing Debt(6)	$314,787
BRPI Forward Purchase Agreement(2)	25,000	Cash to Existing Alta Shareholders(7)	13,000
Existing Alta Shareholders Roll(3)	76,000	Shares to Existing Alta Shareholders(3)	76,000
PIPE(4)	35,000	Alta Acquisitions(8)	94,782
New Term Loan(5)	155,000	Estimated Fees and Expenses(9)	25,175
Draw on New ABL(5)	115,000	Excess Cash to Balance Sheet(10)	17,382
Total Sources	$541,126	Total Uses	$541,126

(1)	Represents the amount of the restricted investments and cash held in the Trust account upon consummation of the Business Combination.
(2)	Represents the forward purchase agreement entered into with BRPI to provide for the purchase by it (or its designees) of up to an aggregate of 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25,000,000 in a price placement to close concurrently with the closing of the Business Combination. The proceeds from the sale of the forward purchase units were used as part of the consideration to the holders in the Business Combination, to pay expenses in connection with the Business Combination and for working capital in the post- business combination company. The forward purchase was intended to provide the Company with a minimum funding level for the Business Combination.
(3)	Represents the amount attributable to the existing shareholders of Alta.
(4)	Represents the issuance, in a private placement consummated concurrently with the closing, of up to 3,678,947 shares of common stock.
(5)	Represents proceeds from the refinancing of the Company’s existing indebtedness upon closing of the Business Combination.
(6)	Represents the amount of existing debt and warrants that the combined Company paid down upon closing of the Business Combination that will allow for adequate cash to remain on the balance sheet for funding of operations and working capital needs. At closing, the pay down of existing debt, including warrants was $314 million.
(7)	Represents the amount of cash paid to the existing Alta Shareholder and key executives as part of the payout of the awards associated with the long-term equity linked incentive plan.
(8)	Represents the total cost of Alta acquiring Liftech and Flagler. At closing, the total cost of the acquisitions was $93.2 million.
(9)	Represents the total fees and expenses incurred as part of the acquisition paid at the closing of the Business Combination. At closing, total transaction fees and expenses were $22.7 million.
(10)	Represents remaining cash that will be used to fund operations and working capital needs of the Company after the closing of the Business Combination. Note that the Company will have ample liquidity on its ABL facility to meet the operating cash requirements of the business (total borrowing capacity remaining of $185 million). At closing, total excess cash was $22.2 million.

Basis of the Pro Forma Presentation

As a result of the consummation of the Business Combination, the Company will adopt Alta’s accounting policies. Similarly, Flagler and Liftech will adopt Alta’s accounting policies. Alta may identify differences between the accounting policies of the companies, that when conformed, could have a material impact on the consolidated financial statements of the combined entity.

Note 2 — Reclassifications to Historical Financial Information of the Company

Certain balances and transactions presented in the historical financial statements of the Company included within the unaudited pro forma condensed combined financial information have been reclassified to conform to the presentation of financial statements of Alta as indicated in the table below.

Reclassifications to historical financial information of NITCO, Liftech and Flagler to conform to the presentation of Alta are included in Notes 3 and 4 below.

The Company’s Statement of Operations Reclassifications for the Nine Months Ended September 30, 2019

(in thousands)	As per Financial Statements	Reclassification	As Reclassified
General and administrative expenses		321	321
Operating costs	321	(321)	—

Note 3 — Reclassifications and Adjustments to Historical Information of Alta Equipment Holdings, Inc. for the 9-months ended September 30, 2019

(a)	Pro forma balance sheet of Alta Equipment Holdings, Inc. combined

The following table provides the pro forma balance sheet of Alta Equipment Holdings, Inc. as of September 30, 2019 as if Liftech and Flagler had been acquired on September 30, 2019. As NITCO was acquired by Alta effective May 1, 2019, they are included within the Alta amounts as of September 30, 2019.

ALTA EQUIPMENT HOLDINGS, INC. PRO FORMA BALANCE SHEET AS OF SEPTEMBER 30, 2019

	Alta Equipment Holdings, Inc.				Liftech	Flagler
(in thousands, except share and per share amounts)	Alta Balance	Pro Forma		Alta Equipment Holdings, Inc. Pro Forma (2)	Liftech Pro Forma (3)	Flagler Pro Forma (4)	Alta Equipment Holdings, Inc. Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash	$2,141	$-		$2,141	$-	$-	$2,141
Accounts receivable, net	92,580	-		92,580	5,229	20,361	118,170
Inventories, net	142,813	-		142,813	7,887	36,579	187,279
Prepaid expenses and other current assets	5,380	-		5,380	456	1,012	6,848
Total current assets	242,914	-		242,914	13,572	57,952	314,438
PROPERTY AND EQUIPMENT, NET	199,670	-		199,670	6,512	47,713	253,895
OTHER ASSETS
Buyback residual assets, net of current portion	735	-		735	-	-	735
Goodwill, net	9,950	21,670	(1)	31,620	-	-	31,620
Intangible assets, net	1,624	-		1,624	-	-	1,624
Other assets	2,000	-		2,000	-	-	2,000
Total other assets	14,309	21,670		35,979	-	-	35,979
TOTAL ASSETS	456,893	21,670		478,563	20,084	105,665	604,312

CURRENT LIABILITIES
Lines of credit and floor plans	280,329	-		280,329	4,576	29,870	314,775
Current portion of long-term debt	8,694	-		8,694	-	-	8,694
Accounts payable	26,967	-		26,967	1,716	9,425	38,108
Deferred revenue	3,464	-		3,464	160	290	3,914
Customer deposits	4,643	-		4,643	-	-	4,643
Accrued expenses	13,210	-		13,210	570	4,161	17,941
Other current liabilities	7,660	1,000	(1)	8,660	-	-	8,660
Total current liabilities	344,967	1,000		345,967	7,022	43,746	396,735
LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	85,756	-		85,756	-	-	85,756
Capital lease obligations, net of current portion	1,626	-		1,626	-	-	1,626
Buyback residual obligations, net of current portion	750	-		750	-	-	750
Lease Liability, long-term	2,336	-		2,336	-	-	2,336
GPO Lease Liability - Residual	8,417	-		8,417	-	-	8,417
Other liabilities	-	-		-	-	869	869
Warrant liability	30,000	-		30,000	-	-	30,000
Total long-term liabilities	128,885	-		128,885	-	869	129,754
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock	-	-		-	-	-	-
Preferred stock	-	-		-	-	-	-
Treasury stock	-	-		-	-	-	-
Additional paid-in capital	-	20,670		20,670	11,736	61,569	93,975
Retained earnings (deficit)	(16,959)	-		(16,959)	1,326	1,051	(14,582)
Members’ equity	-	-		-	-	(1,570)	(1,570)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(16,959)	20,670		3,711	13,062	61,050	77,823
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$456,893	$21,670		$478,563	$20,084	$105,665	$604,312

(2)	Refer to Note 3(b) for pro forma adjustments made to Alta.
(3)	Refer to Note 3(c) for reclassification of Liftech historical information and pro forma adjustments.
(4)	Refer to Note 3(d) for reclassification of Flagler historical information and pro forma adjustments.

(b)	Pro forma balance sheet adjustments of Alta

(1)	Reflects the $20.7M adjustment to record goodwill upon consummation of the Liftech and Flagler acquisitions. Goodwill reflects the difference between purchase price and net assets acquired. The $1M adjustment reflects an increase to purchase price resulting from a contingent purchase price adjustment set forth in the acquisition agreement.

(c)	Reclassifications and pro forma adjustments of Liftech

	Liftech
(in thousands, except share and per share amounts)	Liftech Reclassified (1)	Pro Forma		Liftech Pro Forma (3)
ASSETS
CURRENT ASSETS
Cash	$9	$(9)	(2)	$-
Accounts receivable, net	5,229	-		5,229
Inventories, net	7,887	-		7,887
Due from affiliate	116	(116)	(2)	-
Prepaid expenses and other current assets	456	-		456
Total current assets	13,697	(125)		13,572
PROPERTY AND EQUIPMENT, NET	6,512	-		6,512
OTHER ASSETS
Goodwill, net	731	(731)	(4)	-
Intangible assets, net	383	(383)	(4)	-
Other assets	1,785	(1,785)	(2)	-
Total other assets	2,899	(2,899)		-
TOTAL ASSETS	23,108	(3,024)		20,084

CURRENT LIABILITIES
Lines of credit and floor plans	13,728	(8,322)	(3)	5,406
Current portion of long-term debt	696	(696)	(3)	-
Accounts payable	1,716	-		1,716
Deferred revenue	160	-		160
Accrued expenses	570	-		570
Total current liabilities	16,870	(9,018)		7,852
LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	2,578	(2,578)	(3)	-
Note payable - related party	780	(780)	(2)	-
Total long-term liabilities	3,358	(3,358)		-
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock	-	-		-
Preferred stock	-	-		-
Treasury stock	(1,300)	1,300	(5)	-
Additional paid-in capital	611	11,595	(3)	12,206
		(1,300)	(5)	(1,300)
Retained earnings (deficit)	3,569	(1,130)	(2)	2,439
	-	(1,113)	(4)	(1,113)
Members’ equity	-	-		-
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	2,880	9,352		12,232
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$23,108	$(3,024)		$20,084

(1)	Reflects adjustments for balances presented in historical financial statements of Liftech included within the unaudited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below.

	As per Financial Statements	Reclassifications		As reclassified
PROPERTY AND EQUIPMENT, NET	$1,334	$5,178		$6,512
Rental equipment, net	5,178	(5,178)		—
Lines of credit and floor plans	11,280	2,448	(a)	13,728
Accounts Payable	4,164	(2,448	)(a)	1,716

(a)	Reflects floor plan financing activities reclassified into lines of credit and floor plans expected to be assumed as part of the acquisition (see note 2 below).

(2)	Reflects assets not acquired and liabilities not assumed as part of the acquisition by Alta. As such, the historical financials are adjusted to reflect their removal of the related Balance Sheet impact upon consummation of the acquisition.

(3)	The decrease to debt and other financing liabilities reflects the effects of extinguishment of Liftech’s outstanding debt related to the acquisition by Alta. See Alta pro forma adjustments in Note 5(a) for related impact on the debt re- financing upon consummation of the acquisition. The remaining balance reflects floor plan financing activities that were assumed as part of the acquisition by Alta.

(4)	Reflects adjustment to remove Liftech’s historical identifiable intangible assets and goodwill of $383K and $731K, respectively. Intangible assets will be re-measured at fair value and any resulting goodwill associated with the acquisition by Alta will be reflected in the Alta pro forma balance sheet adjustments in Note 3(b) above.

(5)	Reflects adjustment to eliminate historical treasury stock from Liftech.

(d)	Reclassifications and pro forma adjustments of Flagler

	Flagler
(in thousands, except share and per share amounts)	Flagler Reclassified (1)	Pro Forma		Flagler Pro Forma (4)
ASSETS
CURRENT ASSETS
Cash	$1,384	$(1,384)	(2)	$-
Accounts receivable, net	20,361	-		20,361
Inventories, net	36,579	-		36,579
Assets held for sale	207	(207)	(2)	-
Prepaid expenses and other current assets	1,012	-		1,012
Total current assets	59,543	(1,591)		57,952
PROPERTY AND EQUIPMENT, NET	47,713	-		47,713
OTHER ASSETS
Other assets	55	(55)	(2)	-
Total other assets	55	(55)		-
TOTAL ASSETS	107,311	(1,646)		105,665

CURRENT LIABILITIES
Note payable - related party	300	(300)	(2)	-
Lines of credit and floor plans	80,777	(50,907)	(3)	29,870
Current portion of long-term debt	9,513	(9,513)	(3)	-
Current portion of capital lease obligations	308	(308)	(3)	-
Accounts payable	9,425	-		9,425
Deferred revenue	290	-		290
Accrued expenses	4,161	-		4,161
Liabilities held for sale	100	(100)	(2)	-
Total current liabilities	104,874	(61,128)		43,746
LONG-TERM LIABILITIES
Long-term debt, net of current portion, debt discounts and deferred financing costs	841	(841)	(3)	-
Capital lease obligations, net of current portion	-	-	(3)	-
Lease Liability, long-term	-	-		-
Other liabilities	3,166	(2,297)	(2)	869
Warrant liability	-	-		-
Total long-term liabilities	4,007	(3,138)		869
STOCKHOLDERS’ (DEFICIT) EQUITY
Common stock	-	-		-
Preferred stock	-	-		-
Additional paid-in capital	-	61,569	(3)	61,569
				-
Retained earnings (deficit)	-	1,051	(2)	1,051
				-
Members’ equity	(1,570)	-		(1,570)
TOTAL STOCKHOLDERS’ (DEFICIT) EQUITY	(1,570)	62,620		61,050
TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY	$107,311	$(1,646)		$105,665

(1)	Reflects adjustments for balances presented in historical financial statements of Flagler included within the unaudited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below.

	As per Financial Statements	Reclassifications	As reclassified
PROPERTY AND EQUIPMENT, NET	$3,324	$44,389	$47,713
Rental equipment, net	44,389	(44,389)	—

(2)	Reflects assets not acquired and liabilities not assumed as part of the acquisition by Alta. As such, the historical financials are adjusted to reflect their removal of the related Balance Sheet impact upon consummation of the acquisition.

(3)	The decrease to debt and other financing liabilities reflects the effects of extinguishment of Flagler’s outstanding debt related to the acquisition by Alta. See Alta pro forma adjustments in Note 5(a) for related impact on the debt re- financing upon consummation of the acquisition.

(e)	Pro forma statement of operations of Alta Equipment Holdings, Inc.

The following table provides the pro forma statement of operations of Alta Equipment Holdings, Inc. for the nine months ended September 30, 2019 as if NITCO, Liftech and Flagler had been acquired on January 1, 2018. NITCO was acquired by Alta effective May 1, 2019. Liftech and Flagler were acquired on February 14, 2020. The pro forma results do not include any anticipated cost synergies or other effects of the integration of these entities into Alta.

ALTA EQUIPMENT HOLDINGS, INC.

PRO FORMA FINANCIAL STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019

	Alta Equipment Holdings, Inc.
(Amounts in thousands, except for per share information)	Alta Balance	Alta Pro Forma		Alta Pro Forma (a)	NITCO (11/1/18- 2/28/19) NITCO Pro Forma (b)	Liftech Pro Forma (c)	Flagler Pro forma (d)	Alta Equipment Group, Inc. Pro Forma Combined
Revenues:
New, used and rental equipment sales	$193,909	$-		$193,909	$24,572	$14,628	$91,840	$324,949
Parts sales	60,017	-		60,017	6,494	6,463	22,182	95,156
Service revenue	67,165	-		67,165	8,286	8,356	12,361	96,168
Rental Revenue	66,903	-		66,903	5,824	2,309	13,377	88,413
Net revenue	387,994	-		387,994	45,176	31,756	139,760	604,686

Cost of revenues:
New, used and rental equipment sales	169,695	-		169,695	21,715	12,991	83,876	288,277
Parts sales	39,353	-		39,353	3,740	4,380	16,012	63,485
Service revenue	24,263	-		24,263	2,039	2,898	6,241	35,441
Rental revenue	11,403	-		11,403	593	75	1,516	13,587
Rental depreciation	32,947	-		32,947	3,420	858	8,879	46,104
Cost of revenue	277,661	-		277,661	31,507	21,202	116,524	446,894

Gross profit	110,333	-		110,333	13,669	10,554	23,236	157,792

General and administrative expenses	95,625	(278	)(1)	95,347	12,496	9,438	20,615	137,896

Depreciation expense	1,826	-		1,826	147	310	691	2,974
Total general and administrative expenses	97,451	(278)		97,173	12,643	9,748	21,306	140,870

Income from operations	12,882	278		13,160	1,026	806	1,930	16,922

Other income (expense)
Interest income (expense)	(14,726)	(33	)(2)	(15,738)	(280)	(169)	(1,532)	(17,719)
		(979	)(3)
Other income	532	-		532	443	251	402	1,628
Other expense	(24)	-		(24)	-	-	-	(24)
Gain on sale of assets	33	-		33	-	-	0	33
Change in fair market value of warrants	(28,272)	-		(28,272)	-	-	-	(28,272)

Total other expense	(42,457)	(1,012)		(43,469)	163	82	(1,130)	(44,354)

Provision for income taxes	-	-		-	-	-	-	-

Net income (loss)	$(29,575)	$(734)		$(30,309)	$1,189	$888	$800	$(27,432)

(a)	Refer to Note 3(f) for pro forma adjustments made to Alta.
(b)	Refer to Note 3(g) for reclassification of NITCO historical information and pro forma adjustments.
(c)	Refer to Note 3(h) for reclassification of Liftech historical information and pro forma adjustments.
(d)	Refer to Note 3(i) for reclassification of Flagler historical information and pro forma adjustments.

(f)	Pro-forma statement of operations adjustments of Alta

(1)	Reflects adjustments made to eliminate non-recurring transaction costs previously recognized in the historical financial statements related to acquisitions and transactions completed prior to the Business Combination between the Company and Alta.

(2)	Reflects an adjustment to amortization expense resulting from the increase in debt issuance costs associated with the Company’s May 1, 2019 increase in borrowing capacity to partially finance the acquisition of NITCO. The amortization expense above reflects four months of amortization expense as the Statement of Operations already includes the amortization expense recorded for the period May 1, 2019 through September 30, 2019.

(3)	Reflects an adjustment to interest expense resulting from the interest on the increased borrowing capacities of debt to partially finance the acquisition of NITCO. The additional interest expense of $979K recognized above reflects four months of interest expense as the Statement of Operations already includes interest expense recorded for the period May 1, 2019 through September 30, 2019. As this is variable rate debt with interest rates of LIBOR + an applicable margin, a 1/8 change in the interest rate would result in a $122K change of interest expense being recognized.

(g)	Pro-forma statement of operations adjustments of NITCO (November 1, 2018 – February 28, 2019)

The NITCO transaction closed on May 1, 2019. Therefore, NITCO’s results of operations from May 1, 2019 to September 30, 2019 are included in Alta’s Statement of Operations for the nine-months ended September 30, 2019. Due to NITCO’s fiscal year-end of October 31, 2018, the period from March 1, 2019 to April 30, 2019 is excluded from the pro forma statement of operations results. NITCO’s total revenue for this period was $22.8 million. The below represents the pro forma statement of operations adjustments for NITCO for the four months ended February 28, 2019.

	NITCO
	(11/1/18 - 2/28/19)
	NITCO			NITCO Pro
(Amounts in thousands, except for per share information)	Reclassified (1)	Pro Forma		Forma (2)
Revenues:
New, used and rental equipment sales	$24,572	$-		$24,572
Parts sales	6,494	-		6,494
Service revenue	8,286	-		8,286
Rental Revenue	5,858	(34)	(2)	5,824
Net revenue	45,210	(34)		45,176

Cost of revenues:
New, used and rental equipment sales	21,715	-		21,715
Parts sales	3,740	-		3,740
Service revenue	2,039	-		2,039
Rental revenue	599	(6)	(2)	593
Rental depreciation	3,460	(40)	(2)	3,420
Cost of revenue	31,553	(46)		31,507

Gross profit	13,657	12		13,669

General and administrative expenses	12,364	72	(2)	12,496
		60	(4)
Depreciation expense	147	-		147
Total general and administrative expenses	12,511	132		12,643

Income from operations	1,146	(120)		1,026

Other income (expense)	(626)	85	(2)	(280)
Interest income (expense)	-	261	(3)	-

Other income	443	-		443

Total other expense	(183)	346		163

Provision for income taxes	-	-		-

Net income	$963	$226		$1,189

(1)	Reflects reclassifications for balances and transactions presented in historical financial statements of NITCO included within the audited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta as indicated in the table below.

	As per Financial Statements	Reclassifications	NITCO Total
Revenues:
New/allied revenue	$22,036	$(22,036)	$—
Used revenue	6,019	(6,019)	—
New, used and rental equipment sales	—	24,572	24,572
Rental revenue	2,875	2,983	5,858
Cost of revenues:
New/allied revenue	18,325	(18,325)	—
Used revenue	3,390	(3,390)	—
New, used and rental equipment sales	—	21,715	21,715
Rental revenue	2,820	(2,221)	599
Rental depreciation	—	3,460	3,460
General and administrative expenses:
General and administrative expenses:	13,750	(1,386)	12,364
Depreciation expense	—	147	147

(2)	Reflects adjustments for rental income and costs associated with real estate property that was not acquired as a part of the Alta transaction. Additionally, these pro-forma adjustments are related to the premiums paid for a life insurance policy and interest expense on a loan to a stockholder neither of which were acquired as part of the transaction; as well as the inclusion of rent expense for the lease of the Northland facility from the previous owners that was entered into upon consummation of the transaction. As such, the historical financials are adjusted for the related impact.

(3)	Reflects an adjustment to interest expense resulting from the interest on the new debt to partially finance the acquisition of NITCO. The adjustment was calculated by adding the $281K additional interest expense that would be recognized on the new debt, less the $542K of interest expense associated with the debt that was paid down as part of the refinance, for a net total $261K reduction in interest expense. As this is variable rate debt with an interest rate of LIBOR + an applicable margin, a 1/8 change in the interest rate would result in a change of $35K of interest expense being recognized.

(4)	Reflects the amortization expense recorded for the intangible assets that were identified as part of the preliminary purchase price allocation. This adjustment reflects four months of amortization expense, as the Statement of Operations for the nine months ended September 20, 2019 already includes amortization expense from the acquisition date of May 1, 2019 to September 30, 2019.

(h)	Pro-forma statement of operations adjustments of Liftech

	Liftech
	Liftech			Liftech
(Amounts in thousands, except for per share information)	Reclassified (1)	Pro Forma		Pro Forma (3)
Revenues:
New, used and rental equipment sales	$14,628	-		$14,628
Parts sales	6,463	-		6,463
Service revenue	8,356	-		8,356
Rental Revenue	2,309	-		2,309
Net revenue	31,756	-		31,756

Cost of revenues:
New, used and rental equipment sales	12,991	-		12,991
Parts sales	4,380	-		4,380
Service revenue	2,898	-		2,898
Rental revenue	75	-		75
Rental depreciation	858	-		858
Cost of revenue	21,202	-		21,202

Gross profit	10,554	-		10,554

General and administrative expenses	9,538	(58)	(5)	9,480
		(42)	(3)	(42)
Depreciation expense	310	-		310
Total general and administrative expenses	9,848	(100)		9,748

Income from operations	706	100		806

Other income (expense)	(631)	32	(2)	(599)
Interest income (expense)	-	430	(4)	430
				-
Other income	251	-		251

Total other expense	(380)	462		82

Provision for income taxes	-	-		-

Net income	326	562		888

(1)	Reflects adjustments for balances and transactions presented in historical financial statements of Liftech included within the unaudited pro forma condensed financial information have been re-classified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below:

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Net sales of tangible products	$21,091	$(21,091)	$—
New, used and rental equipment sales	—	14,628	14,628
Parts sales		6,463	6,463
Cost of revenues:
Cost of tangible products	17,370	(17,370)	—
New, used and rental equipment sales		12,991	12,991
Parts sales		4,380	4,380
Rental revenue	933	(858)	75
Rental depreciation	—	858	858

	As per Financial Statements	Reclassifications	As reclassified
General and administrative expenses:
Employee salaries and benefits	6,678	(6,678)	—
Other operating expenses	3,170	(3,170)	—
General and administrative expenses	—	9,538	9,538
Depreciation expense	—	310	310

(2)	Reflects adjustments for the removal of the interest expense recognized from the amortization of debt issuance costs related to debt not assumed as part of the transaction.

(3)	Reflects adjustments for the removal of the amortization expense recognized related to intangible assets written off as a part of the acquisition.

(4)	Reflects the adjustments for the removal of interest expense related to outstanding indebtedness not assumed by Alta upon consummation of the acquisition.

(5)	Reflects adjustments for the captive premiums receivable and cash surrender value of life insurance that were not acquired as part of the acquisition. As such, the historical financials are adjusted for the related impact.

(i)	Pro-forma statement of operations adjustments of Flagler

	Flagler
	Flagler			Flagler
(Amounts in thousands, except for per share information)	Reclassified (1)	Pro Forma		Pro forma (4)
Revenues:
New, used and rental equipment sales	$91,840	$-		$91,840
Parts sales	22,182	-		22,182
Service revenue	12,361	-		12,361
Rental Revenue	13,377	-		13,377
Net revenue	139,760	-		139,760

Cost of revenues:
New, used and rental equipment sales	83,876	-		83,876
Parts sales	16,012	-		16,012
Service revenue	6,241	-		6,241
Rental revenue	1,516	-		1,516
Rental depreciation	8,879	-		8,879
Cost of revenue	116,524	-		116,524

Gross profit	23,236	-		23,236

General and administrative expenses	20,665	(50)	(3)	20,615

Depreciation expense	691	-		691
Total general and administrative expenses	21,356	(50)		21,306

Income from operations	1,880	50		1,930

Other income (expense)	-	-		-
Interest income (expense)	(3,883)	2,351	(2)	(1,532)

Other income	402	-		402
Other expense	-	-		-
Gain on sale of assets	218	(218)	(3)	0
Change in fair market value of warrants	-	-		-

Total other expense	(3,263)	2,133		(1,130)

Provision for income taxes	-	-		-

Net income	$(1,383)	$2,183		$800

(1)	Reflects adjustments for balances and transactions presented in historical financial statements of Flagler included within the unaudited pro forma condensed financial information have been re-classified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below:

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Equipment and parts sales	$114,022	$(114,022)	$—
New and used equipment sales	—	91,840	91,840
Parts sales	—	22,182	22,182
Equipment and parts sales	99,888	(99,888)	—
New and used equipment sales	—	83,876	83,876
Parts sales	—	16,012	16,012
Rental revenue	10,395	(8,879)	1,516
Rental depreciation	—	8,879	8,879
General and administrative expenses:
General and administrative expenses	21,356	(691)	20,665
Depreciation expense	—	691	691

(2)	Reflects adjustments for the removal of interest expense recognized related to outstanding indebtedness not assumed as part of the Alta acquisition.

(3)	Reflects adjustments for the cash surrender value of life insurance and the gain on the sale of assets not acquired as part of the Business Combination. As such, the historical financials are adjusted for the related impact.

Note 4 — Reclassifications and Adjustments to Historical Information of Alta Equipment Holdings, Inc. for the year ended December 31, 2018

(a)	The following table provides the pro forma statement of operations of Alta for the year ended December 31, 2018 as if NITCO, Liftech and Flagler had been acquired on January 1, 2018. NITCO was acquired by Alta effective May 1, 2019. Liftech and Flagler were acquired on February 14, 2020. The pro forma results do not include any anticipated cost synergies, removal of historic non- recurring or discretionary items or other effects of the integration of these entities into Alta.

ALTA EQUIPMENT HOLDINGS, INC. PRO FORMA FINANCIAL STATEMENT
OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2018

	Alta Equipment Holdings, Inc.				NITCO	Liftech	Flagler	Alta Equipment Holdings, Inc. Pro
				Alta Pro	Pro	Pro	Pro	Forma
	Balance	Pro Forma		Forma (a)	Forma (b)	Forma (c)	Forma (d)	Combined
Revenues:
New, used and rental equipment sales	$216,035	$-		$216,035	$75,442	$23,086	$85,002	$399,565
Parts sales	61,341	-		61,341	19,095	8,302	30,862	119,600
Service revenue	61,563	-		61,563	23,388	10,459	17,250	112,660
Rental Revenue	74,446	-		74,446	7,925	3,156	14,006	99,533
Net revenue	413,385	-		413,385	125,850	45,003	147,120	731,358

Cost of revenues:
New, used and rental equipment sales	188,557	-		188,557	58,119	20,884	76,185	343,745
Parts sales	40,602	-		40,602	10,594	5,487	23,296	79,979
Service revenue	24,185	-		24,185	3,543	3,664	7,064	38,456
Rental revenue	15,107	-		15,107	1,534	98	786	17,525
Rental depreciation	34,256	-		34,256	10,544	1,100	10,949	56,849
Cost of revenue	302,707	-		302,707	84,334	31,233	118,280	536,554

Gross profit	110,678	-		110,678	41,516	13,770	28,840	194,804

General and administrative expenses	92,314	(28)	(1)	92,286	38,002	12,326	20,952	163,566

Depreciation expense	2,029	-		2,029	424	475	2,094	5,022
Total general and administrative expenses	94,343	(28)		94,315	38,426	12,801	23,046	168,588

Income from operations	16,335	28		16,363	3,090	969	5,794	26,216

Other income (expense)
Interest income (expense)	(15,131)	(98)	(2)	(18,125)	(867)	(155)	(1,260)	(20,407)
		(2,896)	(3)

Other income	1,220	-		1,220	903	125	-	2,248
Change in fair market value of warrants	(400)	-		(400)	-	-	-	(400)

Total other expense	(14,311)	(2,994)		(17,305)	36	(30)	(1,260)	(18,559)

Provision for income taxes	-	-		-	-	-	-	-

Net income	$2,024	$(2,966)		$(942)	$3,126	$939	$4,534	$7,657

(a)	Refer to Note 4(b) for pro forma adjustments made to Alta.

(b)	Refer to Note 4(c) for reclassification of NITCO historical information and pro forma adjustments.

(c)	Refer to Note 4(d) for reclassification of Liftech historical information and pro forma adjustments.

(d)	Refer to Note 4(e) for reclassification of Flagler historical information and pro forma adjustments.

(b)	Pro-forma statement of operations adjustments of Alta

(1)	Reflects adjustments made to eliminate non-recurring transaction costs previously recognized in the historical financial statements related to acquisitions and transactions completed prior to the Business Combination between the Company and Alta.

(2)	Reflects an adjustment to amortization expense resulting from the increase in debt issuance costs associated with the Company’s May 1, 2019 increase in borrowing capacity to partially finance the acquisition of NITCO. The amortization expense above reflects twelve months of amortization expense.

(3)	Reflects an adjustment to interest expense resulting from the interest on the increased borrowing capacities of debt to partially finance the acquisition of NITCO. The additional interest expense of $2.9 million recognized above reflects twelve months of interest expense on the increased borrowing capacities, as this is variable rate debt with interest rates of LIBOR + an applicable margin, a 1/8 change in the interest rate would result in a change of $408K of interest expense recognized.

(c)	Pro-forma statement of operations adjustments of NITCO (12-months ended October 31, 2018)

	NITCO
	NITCO			NITCO Pro
	Reclassified (1)	Pro Forma		Forma (2)
Revenues:
New, used and rental equipment sales	$75,442	-		$75,442
Parts sales	19,095	-		19,095
Service revenue	23,388	-		23,388
Rental Revenue	8,036	(111)	(2)	7,925
Net revenue	125,961	(111)		125,850

Cost of revenues:
New, used and rental equipment sales	58,119	-		58,119
Parts sales	10,594	-		10,594
Service revenue	3,543	-		3,543
Rental revenue	1,537	(3)	(2)	1,534
Rental depreciation	10,639	(95)	(2)	10,544
Cost of revenue	84,432	(98)		84,334

Gross profit	41,529	(13)		41,516

General and administrative expenses	37,580	243	(2)	38,002
	-	(1)	(3)
	-	180	(5)
Depreciation expense	424	-		424
Total general and administrative expenses	38,004	422		38,426

Income from operations	3,525	(435)		3,090

Other income (expense)	-	-		-
Interest income (expense)	(1,824)	175	(2)	(867)
		782	(4)

Other income	903	-		903

Total other expense	(921)	957		36

Provision for income taxes	-	-		-

Net income	$2,604	$522		$3,126

(1)	Reflects reclassifications for balances and transactions presented in historical financial statements of NITCO included within the audited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta, as indicated in the table below.

	As per Financial Statements	Reclassifications	NITCO Total
Revenues:
New/allied revenue	$62,649	$(62,649)	$—
Used revenue	12,793	(12,793)	—
New, used and rental equipment sales	—	75,442	75,442
Cost of revenues:
New/allied revenue	48,915	(48,915)
Used revenue	9,204	(9,204)
New, used and rental equipment sales		58,119	58,119
Rental revenue	8,207	(6,670)	1,537
Rental depreciation	—	10,639	10,639
General and administrative expenses:
General and administrative expenses	41,973	(4,393)	37,580
Depreciation expense		424	424

(2)	Reflects adjustments for rental income and costs associated with real estate property that was not acquired as a part of the Alta transaction. Additionally, these pro-forma adjustments remove the premiums paid for a life insurance policy and interest expense on a loan to a stockholder, neither of which were acquired as part of the transaction; plus, the adjustments reflect the inclusion of rent expense for the lease of the Northland facility from the previous owners that was entered into upon consummation of the transaction. As such, the historical financials are adjusted for the related impact.

(3)	Reflects the removal of non-recurring legal charges, which were incurred as a direct result of the Alta transaction. As such, the historical financials are adjusted to remove the related impact.

(4)	Reflects an adjustment to interest expense resulting from the interest on the new debt to finance the acquisition of NITCO. The adjustment was calculated by adding the $844K additional interest expense that would be recognized on the new debt, less the $1.62 million of interest expense associated with the debt that was paid down as part of the refinance. As this is variable rate debt, a 1/8 change in the interest rate would result in a change of $105K of interest expense being recognized.

(5)	Reflects the amortization expense recorded for the intangible assets that were identified as part of the preliminary purchase price allocation.

(d)	Pro forma statement of operations adjustments of Liftech

	Liftech
	Liftech			Liftech Pro
	Reclassified (1)	Pro Forma		Forma (3)
Revenues:
New, used and rental equipment sales	$23,086	-		$23,086
Parts sales	8,302	-		8,302
Service revenue	10,459	-		10,459
Rental Revenue	3,156	-		3,156
Net revenue	45,003	0		45,003

Cost of revenues:
New, used and rental equipment sales	20,884	-		20,884
Parts sales	5,487	-		5,487
Service revenue	3,664	-		3,664
Rental revenue	98	-		98
Rental depreciation	1,100	-		1,100
Cost of revenue	31,233	0		31,233

Gross profit	13,770	0		13,770

General and administrative expenses	12,169	214	(5)	12,326
	-	(58)	(3)	-

Depreciation expense	475	-		475
Total general and administrative expenses	12,644	157		12,801

Income from operations	1,126	-157		969

Other income (expense)	-	-		-
Interest income (expense)	(837)	11	(2)	(155)
	-	671	(4)	-

Other income	125	-		125

Total other expense	(712)	682		(30)

Provision for income taxes	-	-		-

Net income	$414	$525		$939

(1)	Reflects reclassifications for balances and transactions presented in historical financial statements of Liftech included within the unaudited pro forma condensed financial information have been reclassified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below.

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Net sales of tangible products	$31,388	$(31,388)	$—
New, used and rental equipment sales	—	23,086	23,086
Parts sales	—	8,302	8,302
Cost of revenues:
Cost of tangible products	26,371	(26,371)	—
New, used and rental equipment sales	—	20,884	20,884
Parts sales	—	5,487	5,487
Rental revenue	1,198.31	(1,100)	98
Rental depreciation	—	1,100	1,100
General and administrative expenses:
Employee salaries and benefits	8,986	(8,986)	—
Other operating expenses	3,658	(3,658)	—
General and administrative expenses	—	12,169	12,169
Depreciation expense		475	475

(2)	Reflects adjustments for the removal of the interest expense recognized from the amortization of debt issuance costs as the related debt was not assumed as part of the acquisition.

(3)	Reflects adjustments for the removal of the amortization expense recognized related to intangible assets, as they were written off as a part of the acquisition.

(4)	Reflects the adjustments for the removal of interest expense related to debt not assumed by Alta upon consummation of the acquisition.

(5)	Reflects adjustments for the captive premiums receivable and cash surrender value of life insurance that were not acquired as part of the Business Combination. As such, the historical financials are adjusted for the related impact.

(e)	Pro-forma statement of operations adjustments of Flagler

	Flagler
	Flagler			Flagler Pro
	Reclassified (1)	Pro Forma		Forma (4)
Revenues:
New, used and rental equipment sales	$85,002	-		$85,002
Parts sales	30,862	-		30,862
Service revenue	17,250	-		17,250
Rental Revenue	14,006	-		14,006
Net revenue	147,120	-		147,120

Cost of revenues:
New, used and rental equipment sales	76,185	-		76,185
Parts sales	23,296	-		23,296
Service revenue	7,064	-		7,064
Rental revenue	786	-		786
Rental depreciation	10,949	-		10,949
Cost of revenue	118,280	-		118,280

Gross profit	28,840	-		28,840

General and administrative expenses	21,053	(101)	(3)	20,952

Depreciation expense	2,094	-		2,094
Total general and administrative expenses	23,147	(101)		23,046

Income from operations	5,693	101		5,794

Other income (expense)	-	-		-
Interest income (expense)	(4,101)	2,841	(2)	(1,260)

Gain on sale of assets	290	(290)	(3)	-
Change in fair market value of warrants	-	-		-

Total other expense	(3,811)	2,551		(1,260)

Provision for income taxes	-	-		-

Net income	$1,882	$2,652		$4,534

(1)	Reflects adjustments for balances and transactions presented in historical financial statements of Flagler included within the unaudited pro forma condensed financial information have been re-classified to conform to the presentation of financial statements of Alta Equipment Holdings, Inc., as indicated in the table below:

	As per Financial Statements	Reclassifications	As reclassified
Revenues:
Equipment and parts sales	$115,864	$(115,864)	$—
New and used equipment sales	—	85,002	85,002
Parts sales	—	30,862	30,862
Equipment and parts sales	99,481	(99,481)	—
New and used equipment sales	—	76,185	76,185
Parts sales	—	23,296	23,296
Rental revenue	11,735	(10,949)	786
Rental depreciation		10,949	10,949
General and administrative expenses:
General and administrative expenses	23,147	(2,094)	21,053
Depreciation expense		2,094	2,094

(2)	Reflects adjustments for the removal of interest expense recognized related to outstanding indebtedness that was not assumed as part of the Alta acquisition.

(3)	Reflects adjustments for the cash surrender value of life insurance, deferred compensation expenses and the gain on the sale of assets that were not acquired as part of the acquisition. As such, the historical financials are adjusted for the related impact.

Note 5 — Pro Forma Adjustments

(a)	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2019 (in thousands)

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2019 are as follows:

(1)	Private Investment in Public Entity (PIPE) — Represents the issuance, in a private placement of equity, of 3,678,947, 3,500,000 shares of common stock and 178,947 inducement shares.

(2)	Reflects proceeds from the forward purchase agreement entered into by the Company with the BRPI to provide for the purchase of up to an aggregate of 2,500,000 units at $10.00 per unit for an aggregate purchase price of $25 million. These proceeds from the sale of the forward purchase units were used as part of the consideration to the holders to pay expenses in connection with the Business Combination and will be used for working capital in the post-business combination company, and was intended to provide the Company with a minimum funding level for the Business Combination.

(3)	Reflects the release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination. Approximately $10.3 million was redeemed by shareholders.

(4)	Reflects the pay down of the Company’s existing indebtedness as it relates to the revolving line of credit, the syndicate and OEM floor plan facilities, the note payable with the senior lien holder, the term loan with the first lien lender, the subordinated debt, and settlement of the Company’s outstanding warrant liability. These pay downs are off-set by showroom ready and subsidized debt, unamortized debt issuance costs and debt discounts on the existing debt, as well as original issue discounts and fees on the new term loan entered into as part of the refinance. This is reflected in the table below:

Lines of credit and floor plan debt refinance adjustment	Amount
Total debt paydown of Syndicate floor plan, OEM floor plan facilities and Chase Revolver	$(198,789)

Proceeds from new revolver facility	115,000
Off-set by debt issuance costs	(1,667)
Lines of credit and floor plans adjustment	$(85,457)

Long-term debt, net of current portion adjustment	Amount
Debt paydown from senior lien holder, subordinated debt and the first lien lender	$(77,684)

Less: unamortized debt issuance costs	3,138
Less: Unamortized debt discount	905
Net reduction of existing debt	$(73,640)
Proceeds from LT portion of new revolver facility	126,818
Off-set by debt discount and fees on new term loan	(5,638)
Net proceeds from long-term portion of new revolver facility	121,181
Net principal long-term portion of new revolver facility, net of current portion adjustment	$47,540

Current portion of LT debt adjustment	Amount
Current portion of debt paydown from senior lien holder, subordinated debt and the first lien lender	$(8,694)
Proceeds from new term loan (b)	28,182
Total current portion of LT debt adjustment	$19,488

Warrant liability adjustment	Amount
Settlement of Warrant liability (a)	$(29,620)
Total Cash impact of debt paydown	$(52,092)

a)	Represents the fair value for the settlement of warrants issued to a senior lender. The company initially recorded the warrants based on the fair value at the date of grant. The valuation methodology employed was primarily a market-based approach using participants in the industry of industrial and heavy equipment retailing, wholesaling, and rental and consistent with those presented in the letter of intent with the Company. The warrants include a limited call right, where in the event of a sale transaction, the Company has the right to redeem all of the warrants simultaneously at a per common share price equal to the per unit set for the sale transaction. As of September 30, 2019, the Company determined the fair value of the warrants in the proposed transaction with the Company to be $30 million.

b)	Current portion of LT debt is calculated utilizing the new term loan maturity of 66 months to determine the expected amount due within the next 12 months. Additionally, there is a 5% prepayment penalty on the outstanding balance of the Goldman debt (approximately $3.5M), which is reflected in the pay down of debt.

(5)	Reflects the payment of the estimated acquisition-related transaction costs (see Note 1 — Use of proceeds). These costs are not included as a component of consideration to be transferred, but are required to be expensed as incurred. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in retained earnings. These costs are not included in the unaudited pro forma condensed combined statement of operations as they are directly related to the Business Combination and will be nonrecurring.

(6)	Represents the payout and re-investment of the awards associated with the Long-Term Equity Linked Incentive Plan to certain members of Alta’s management and a stock redemption payment to Alta’s stockholder. These awards fully vest upon a qualifying event (i.e. a change in control of the Company), which was recognized upon closing of the Business Combination. The awards are expected to be settled by a 25% cash payout, 25% in restricted stock awards (RSA’s) and 50% in restricted stock units (RSU’s) vesting over a four-year period. The $13 million cash payment will be reflected as an expense to the Company’s operations in the period immediately following the consummation of the Business Combination. Additionally, there is expected to be stock based compensation expense recognized over the four-year vesting period of the RSA’s and RSU’s totaling $8.64 million in the Company’s operations post-Business Combination.

(7)	Reflects the total expected cost associated with the acquisition of Liftech and Flagler.

(8)	Reflects adjustments made for applicable deferred taxes associated with the Business Combination. The deferred tax liability was calculated using an assumed marginal rate of 26.63%, based on Alta Enterprises, LLC 2018 federal and state filing profile.

(b)	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine month period ended September 30, 2019 are as follows:

(1)	Reflects adjustments made to eliminate non-recurring transaction costs specifically incurred by the Company and Alta as part of the Business Combination as these expenses meet the directly attributable and factually supportable criteria.

(2)	Reflects the adjustment to interest expense associated with the pay down and refinancing of the Company’s existing indebtedness upon consummation of the Business Combination (see note 4 under 5(a)). The decreased interest expense of $1.6 million reflects nine months of interest expense on the new revolver and term loan less the interest expense associated with the debt paid down (net of showroom ready and subsidized debt), as well as the amortization of debt issuance costs and debt discounts. As the Company drew down $115 million of their $300 million available revolver, total borrowing availability at close was $185 million. The revolver credit agreement states that interest expense is calculated for average quarterly availability greater than $100 million at LIBOR + 175 bps. As there is greater than $100 million of borrowing available, the interest expense was calculated utilizing the LIBOR rate as of January 31, 2020 + 175 bps.

The interest expense on the term loan (‘note purchase agreement’) is calculated by: 7% plus CB floating rate or 8% plus the adjusted LIBOR rate (as selected by the Company). The pro forma rate below reflects the 8% plus the adjusted LIBOR rate. Therefore, interest expense on the new term loan was calculated utilizing the January 31, 2020 LIBOR rate + 8%.

The interest expense adjustment is reflected in the table below:

Interest expense adjustment for nine-months ended September 30, 2019	Amount
Interest expense on new debt	$(14,171)
Less: Interest expense from debt paydown, net of showroom ready and subsidized interest expense	16,043
Less: amortization of debt discounts on costs	594
Less: amortization of debt discount	181
Amortization of original issue discounts on new loans	(740)
Amortization of debt issuance costs on new loans	(279)
Pro forma adjustment to Int. Exp.	$1,629

As this is variable rate debt, a 1/8% increase or decrease in interest rates would result in a $1.7 million change in interest expense recognized.

(3)	Reflects adjustments related to the addition of a tax provision as prior to the Business Combination, Alta was previously a limited liability corporation, which is generally not a tax paying entity for federal or state income tax purposes. The marginal tax rate used was based on the 2018 federal and state filing profile of Alta Enterprises, LLC. The pro forma calculation assumes an effective rate equal to the marginal tax rate.

(4)	Reflects pro forma net loss per share based on 29,511,359 total shares outstanding upon consummation of the Business Combination.

(c)	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the twelve months ended December 31, 2018

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2018 are as follows:

(1)	Reflects adjustments made to eliminate non-recurring transaction costs specifically incurred by the Company and Alta as part of the Business Combination as these expenses meet the directly attributable and factually supportable criteria.

(2)	Reflects the adjustment to interest expense associated with the pay down and refinancing of the Company’s existing indebtedness upon consummation of the Business Combination (see note 4 under 5(a)). The increased interest expense of $646K reflects twelve months of interest expense on the new revolver and term loan less the interest expense associated with the debt paid down (net of floor plan ready/subsidized debt not paid down), as well as the amortization of debt issuance costs and debt discounts. As the Company drew down $115 million of the $300 million available revolver, total borrowing availability at close was $185 million. The revolver credit agreement states that interest expense is calculated for average quarterly availability greater than $100 million at LIBOR + 175 bps. As there is greater than $100 million of borrowing available, the interest expense was calculated utilizing the LIBOR rate as of January 31, 2020 + 175 bps.

The interest expense on the term loan (‘note purchase agreement’) is calculated by: 7% plus CB floating rate or 8% plus the adjusted LIBOR rate (as selected by the Company). The pro forma rate below reflects the 8% plus the adjusted LIBOR rate. Therefore, interest expense on the new term loan was calculated utilizing the January 31, 2020 LIBOR rate + 8%.

(3)	The interest expense adjustment is reflected in the table below:

Interest expense adjustment for the year-ended December 31, 2018	Amount
Interest expense on new debt	$(18,895)
Less: Interest expense from debt paydown, net of showroom ready and subsidized interest expense	18,608
Less: amortization of debt issuance costs	757
Less: amortization of debt discount	241
Amortization of original issue discounts on new loans	(986)
Amortization of debt issuance costs on new loan	(372)
Pro forma adjustment to Int. Exp.	$(646)

As this is variable rate debt, a 1/8% increase or decrease in interest rates would result in a $2.4 million change in interest expense.

(4)	Reflects adjustments related to the addition of a tax provision as prior to the Business Combination, Alta was previously a limited liability corporation, which is generally not a tax paying entity for federal or state income tax purposes. The marginal tax rate used was based on the 2018 federal and state filing profile of Alta Enterprises, LLC. The pro forma calculation assumes an effective rate equal to the marginal tax rate.

(5)	Reflects pro forma net loss per share based on 29,511,359 total shares outstanding upon consummation of the Business Combination.